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                                                                   Exhibit 10.24

                           STOCK REDEMPTION AGREEMENT


         This STOCK REDEMPTION AGREEMENT (the "Agreement") is made as of October 15, 1997, by and between Conley, Canitano & Assoc., Inc. an Ohio corporation (the "Corporation"), and Karen M. Conley Charitable Remainder Trust ("Transferor").

                                    RECITALS

         WHEREAS, Transferor owns 3,250 common shares, without par value, of the Corporation's capital stock ("Common Stock");

         WHEREAS, the Board of Directors of the Corporation has approved an investment in the Corporation by a group of funds affiliated with TA Associates, Inc. (collectively, "TA Associates") whereby TA Associates propose to invest an aggregate of $17,500,000 in the Corporation in exchange for issuance by the Corporation to TA Associates of shares of the Corporation's Convertible Redeemable Preferred Stock, par value $.01 per share (the "TA Transaction"); and

         WHEREAS, as a condition to the closing of the TA Transaction, the Board of Directors has agreed to repurchase an aggregate of $15,877,284 of the Corporation's outstanding equity securities from existing shareholders of the Corporation; and

         WHEREAS, the Corporation desires to purchase 3,250 shares (the "Transferred Stock") of such Common Stock from Transferor for an aggregate price of $382,232.50.

         NOW, THEREFORE, IT IS AGREED THAT:

         1. TRANSFER. Transferor hereby transfers the Transferred Stock to the Corporation, and the Corporation hereby accepts the Transferred Stock, in exchange for payment by the Corporation to the Transferor in the amount of $382,232.50 (the "Stock Payment"). Payment shall be made by check, wire transfer or such other form as shall be mutually agreed upon by the parties.

         2. DELIVERY AND PAYMENT. Upon the signing of this Agreement, (a) the Corporation shall deliver to transferor (i) a signed copy of this Agreement;
(ii) the Stock Payment; (iii) a new stock certificate representing the balance of the Corporation's Common Stock owned by Transferor and not subject to transfer to the Corporation hereunder; and (b) Transferor shall deliver to the Corporation (i) a copy of this Agreement signed by the Transferor, duly endorsed for transfer in accordance with the terms hereof; and (ii) a stock certificate representing the Transferred Stock.



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         3. CONSENT OF SPOUSE. If the Transferor is married on the date of this
Agreement, the Transferor's spouse shall execute a Consent of Spouse in the form of EXHIBIT A hereto, effective on the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Transferred Stock that do not otherwise exist by operation of law or the agreement of the parties. If the Transferor should marry or remarry subsequent to the date of this Agreement, the Transferor shall within thirty (30) days thereafter obtain his new spouse's acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement by signing an additional Consent of Spouse in the form of EXHIBIT A.

         4. TRANSFEROR'S REPRESENTATIONS AND WARRANTIES. Transferor represents and warrants to the Corporation as follows:

                  (a) VALID TITLE. Transferor now has and will have on the date hereof valid record and beneficial ownership of and title to the Transferred Stock, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Transferor has full right, power and authority to sell, assign, transfer and deliver such Transferred Stock.

                  (b) REQUISITE POWER AND AUTHORITY. Transferor has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action required on Transferor's part for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the date hereof. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Transferor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor's rights and by general principles of equity that restrict the availability of equitable remedies.

                  (c) NO CONFLICTS. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of, or default under, any bond, debenture, note or other evidence of indebtedness, or any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Transferor is a party or by which Transferor or any Transferred Stock hereunder may be bound or, to Transferor's best knowledge, result in any violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body.

         5. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

         6. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and be binding upon the Transferor, his heirs, executors, administrators, successors and assigns.

         7. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with Exhibit A hereto constitutes the full and entire understanding and agreement of the parties with regard to the specific subject matter hereof and supersedes all prior and contemporaneous written or oral

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agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

         8. GOVERNING LAW. This Agreement shall be governed by Ohio laws without giving effect to conflicts of law principles. Any action arising out of this Agreement must be brought in either the Superior Court of the State of Ohio or the United States District Court for the Northern District of Ohio, as permitted by law, which together shall have exclusive jurisdiction over disputes arising out of this Agreement.

         9. SEPARABILITY. If any provisions of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


CORPORATION:                                    TRANSFEROR:

CONLEY, CANITANO &                              KAREN M. CONLEY CHARITABLE
ASSOC., INC.                                    REMAINDER TRUST

By: /s/ Nicholas A. Canitano                    By: /s/ Karen M. Conley
   ------------------------------                  -----------------------------
      Name:  Nicholas A. Canitano                       Name:  Karen M. Conley
      Title: President                                  Title: Trustee